PART C.

                                OTHER INFORMATION

                          BEAR STEARNS INVESTMENT TRUST

ITEM 24.          Financial Statements and Exhibits.

(a) Financial Statements:

    The Financial Statements included in Part A of this Registration
    Statement:*

    -Financial Highlights (Per Share Data and Ratios/Supplemental Data)*

    The Financial Statements included in Part B of this Registration
    Statement:*

    -Portfolio of Investments
    -Statement of Assets and Liabilities
    -Statement of Operations
    -Statement of Changes in Net Assets
    -Notes to the Financial Statements


(b) Exhibits:

Exhibit
Number      Description

1.          Agreement and Declaration of Trust of Registrant(a)

2.          By-Laws of Registrant(a)

3.          None

4.          None

5. Form of Investment Management Agreement between Bear Stearns Investment Trust (on behalf of Emerging Markets Debt Portfolio (the "Portfolio")) and Bear Stearns Funds Management Inc.(d)

6. Form of Distribution Agreement between Registrant and Bear, Stearns & Co. Inc.(a)

7.          None

8.1.(a) Form of Custodian Agreement between the Portfolio and Brown Brothers Harriman & Co.(b)

8.1.(b)   Form of Transfer Agency Services Agreement between
          Bear Stearns Investment Trust and Provident Financial
          Processing Corporation(b)

9.1. Form of Management Agreement between the Portfolio and Bear Stearns Funds Management Inc.(a)

9.2. Form of Administrative Services Agreement by and between PFPC Inc. and Bear Stearns Investment Trust (on behalf of the Portfolio)(d)

10.       Opinion and consent of Mayer, Brown & Platt*

11.       Consent of Deloitte & Touche LLP, independent auditors*

12.       None

13.       Form of Investment Letter(a)

14.       Forms of Individual Retirement Account Forms and Agreements (c)

15. Form of First Amended and Restated Plan of Distribution Pursuant to Rule 12b-1(d)

16.       Schedule of Computation of Performance Data*

17.       Financial Data Schedule*

18.       Rule 18f-3 Plan(e)

18.1      Amended Rule 18f-3 Plan


(a) Incorporated by reference to the Registration Statement on Form N-1A, filed previously on October 16, 1992.
(b) Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, filed previously on December 28, 1992.
(c)  Incorporated  by reference  to  Post-Effective   Amendment  No.  1  to
     the Registration Statement on Form N-1A, filed previously on September 13, 1993.
(d) Incorporated by reference to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, filed previously on March 30, 1995.
(e) Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, filed previously on April 12, 1996.

*   To be filed by amendment.

ITEM 25.          Persons Controlled by or Under Common Control with Registrant.

         Prior to the effectiveness of this Registration Statement, the Registrant sold 10,472 of its shares of beneficial interest to Bear Stearns Funds Management Inc. ("BSFM"), a New York corporation. As of March 3, 1997, BSFM owned 12,645 shares of beneficial interest, including 2,173 shares acquired through dividends reinvested. BSFM is a wholly owned subsidiary of The Bear
Stearns Companies Inc. The Bear Stearns Companies Inc. is a holding company which, through its subsidiaries including its principal subsidiary, Bear, Stearns & Co. Inc., is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments and institutional and individual investors.


ITEM 26.          Number of Holders of Securities.

                           (1)                                 (2)
                      Title of Class                 Number of Record Holders
              Shares of Beneficial Interest              at March 27, 1997
              -----------------------------             -----------------
           SERIES 1: The Emerging Markets Debt
                        Portfolio

Class A Shares...................................             1,125
Class C Shares...................................               196
Class Y Shares...................................              None

ITEM 27.          Indemnification.

         Indemnification provisions for each of the Registrant's Trustees and officers and persons who serve at the Trust's request as directors, officers or trustees of other organizations in which the Trust has any interest as a shareholder, creditor or otherwise (thereinafter referred to as "Covered Person") are set forth in Article VI, Section 6.4 of the Registrant's Agreement and Declaration of Trust. See Item 24(b)1 above. Under this Article, such persons will not be indemnified for any acts for which indemnification would be prohibited by the Investment Company Act of 1940 (the "Investment Company Act").

         Pursuant to Article VI, Section 6.4 of the Registrant's Agreement and Declaration of Trust and Section 11 of the Investment Management Agreement, neither the Investment Manager nor Covered Persons shall be liable for any action or failure to act except in the case of bad faith, willful misfeasance, gross negligence or reckless disregard of duties to the Registrant. See Items 24(b)1 and 24(b)5.

         "Director and Officer" liability policies purchased by the Trust insure the Trust's Trustees and officers, subject to the policy's coverage limits and exclusions and deductibles, against loss resulting from claims by reason of act, error, omission, misstatement, misleading statement, neglect or breach of duty.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes that it will apply the indemnification provision of its Agreement and Declaration of Trust in a manner consistent with Release 11330 of the Securities and Exchange Commission under the Investment Company Act, so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect.

ITEM 28.          Business and Other Connections of Investment Manager.

         See "Management of the Portfolio" in the Prospectus and Statement of Additional Information regarding the business of the investment manager. For information as to the business, profession, vocation or employment of a substantial nature engaged in by Bear Stearns Funds Management Inc. or any of its respective officers and directors during the past two years, reference is made to Form ADV, filed with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, by Bear Stearns Funds Management Inc., herein incorporated by reference.


ITEM 29.          Principal Underwriters.

        (a) Bear, Stearns & Co. Inc. ("Bear Stearns") acts as principal underwriter or depositor for the following investment companies:

        o  Municipal  Securities  Trust,  High Income  Series 1 (and  Subsequent
           Series)
        o  The Bear Stearns Funds o S&P STARS Funds

        (b) Set forth below is a list of each executive officer and director of Bear Stearns. The principal business address of each such person is 245 Park Avenue, New York, New York 10167, except as set forth below.

                              Positions and Offices                 Positions and
Name                          with Bear Stearns                     Offices with Registrant
----                          -----------------                     -----------------------


Directors

Alan C. Greenberg             Chairman
James E. Cayne
Warren J. Spector             Acting Secretary
Mark E. Lehman
Michael L. Tarnopol
Alan D. Schwartz
John H. Slade                 Director Emeritus
John L. Knight

Executive Officers

Alan C. Greenberg             Chairman of Board
James E. Cayne                Chief Executive Officer/President
Michael L. Tarnopol           Executive Vice President
Warren J. Spector             Executive Vice President
Alan D. Schwartz              Executive Vice President
William J. Montgoris          Chief Operating Officer/
                              Chief Financial Officer/
                              Chief Operations Officer(designation)

                                          -4-



Positions and Offices         Positions and
Name                          with Bear Stearns                    Offices with Registrant
----                          -----------------                    -----------------------

Directors

Kenneth L. Edlow              Secretary
Michael Minikes               Treasurer
Michael J. Abatemarco1        Controller/Assistant
                               Secretary
Mark E. Lehman                Executive Vice President/
                              General Counsel
                              Chief Legal Officer
                               (designation)
Samuel L. Molinaro, Jr.       Senior Vice President
                                Finance
Frederick B. Casey            Assistant Treasurer


ITEM 30.          Location of Accounts and Records.

        All  accounts,  books and other  documents  required to be maintained by
Section 31(a) of the Investment Company Act and Rules 31a-1 to 31a-3 promulgated thereunder are maintained pursuant to the following arrangement:

        Bear Stearns Funds Management Inc., the Portfolio's Investment Manager, shall maintain such records pertaining to the Portfolio as are set forth in Schedule C of the Investment Management Agreement. Such records shall be maintained by Bear Stearns Funds Management Inc. at 245 Park Avenue, New York, New York 10167. See Item 24(b)5.

         Records relating to the holders of the shares issued by Registrant are maintained by the Registrant's Transfer Agent, at 103 Bellevue Parkway, Wilmington, Delaware 19809.

         Brown Brothers Harriman & Co., the Portfolio's Custodian, shall maintain such records as set forth in the Custodian Agreement. Such records shall be maintained by Brown Brothers Harriman & Co. at 40 Water Street, Boston, Massachusetts 02109.


ITEM 31.          Management Services.

         Registrant is not a party to any management related service contract not discussed in Part A or Part B of this Form.


ITEM 32.          Undertakings.

        The undersigned Registrant hereby undertakes to include a discussion of the Portfolio's performance in the Portfolio's annual report to Shareholders which will be made available to Shareholders upon request and without charge.

--------
1 Michael J. Abatemarco's principal business address is 1 MetroTech Center North, Brooklyn, New York 11201-3859.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment No. 7 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Chicago, and the State of Illinois, on this 31st day of March, 1997.


                                            Bear Stearns Investment Trust
                                               (Registrant)


                                            By:   /s/ Peter B. Fox
                                                  ----------------
                                                   Peter B. Fox
                                                   President and Trustee


         Each person whose signature appears below hereby authorizes Frank J. Maresca his true and lawful attorney-in-fact, with full power of such attorney-in-fact to sign on his behalf, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 31st day of March, 1997.


Signatures                               Title


 By:   /s/ Peter B. Fox
       ----------------
       Peter B. Fox                      President and Trustee
                                         (Chief Executive Officer)


 By:   /s/ Robert S. Reitzes
       ---------------------
       Robert S. Reitzes                 Chairman and Trustee



*By:   /s/ M.B. Oglesby, Jr.
       ---------------------
       M.B. Oglesby, Jr.                 Trustee


*By:   /s/ Peter M. Bren
       -----------------
       Peter M. Bren                     Trustee

Signatures                               Title



 By:   ----------------------
       John R. McKernan, Jr.             Trustee



 By:   /s/ Frank J. Maresca
       --------------------
       Frank J. Maresca                  Vice President
                                         and Treasurer
                                         (Chief Financial Officer
                                         and Chief Accounting Officer)




* Signed by Frank J. Maresca as attorney-in-fact pursuant to a power of attorney contained in the Registration Statement dated October 16, 1992, Pre-Effective Amendment No. 1 thereto dated December 28, 1992,
        Post-Effective Amendment No. 1 thereto dated September 13, 1993 and Post- Effective Amendment No. 3 thereto dated March 30, 1995.



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